SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2002

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)		47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

1

Item 5. OTHER EVENTS.
Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release dated December 31, 2002
EX-99.2 Press Release dated January 2, 2003

Item 5. OTHER EVENTS.

     On December 31, 2002, the Company announced that it had entered into a comprehensive settlement agreement relating to all pending antitrust litigation between the Company and Kinetic Concepts, Inc. The Company has taken a litigation charge of $250 million with respect to the settlement.

     On January 2, 2003, the Company announced that the United States District Court for the Western District of Texas, San Antonio Division, had dismissed with prejudice all pending antitrust litigation between the Company and Kinetic Concepts, Inc. The review and approval of the settlement agreement and subsequent dismissal of the case represents the definitive settlement of the litigation between the companies.

     These announcements are more fully described in the press releases filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The contents of such Exhibits are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibit.

99.1	Press release dated December 31, 2002 issued by the Company.

99.2	Press release dated January 2, 2003 issued by the Company.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE:	January 2, 2003	BY:	/s/ Scott K. Sorensen Scott K. Sorensen Vice President and Chief Financial Officer

DATE:	January 2, 2003	BY:	/s/ Gregory N. Miller Gregory N. Miller Vice President — Controller and Chief Accounting Officer

3

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated December 31, 2002 issued by the Company.

99.2	Press release dated January 2, 2003 issued by the Company.

4